Form Employee PSU Award Agreement Ex. 10.3

Leafly Holdings, Inc.
2021 Equity Incentive Plan

Performance Stock Unit Award Agreement

This Performance Stock Unit Award Agreement (this “Agreement”) is made by and between Leafly Holdings, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), and [●] (the “Participant”), effective as of [●], 202_ (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Leafly Holdings, Inc. 2021 Equity Incentive Plan (as may be further amended, amended and restated or modified from time to time) (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan;

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [●] performance stock units (“PSUs”), on the terms and conditions set forth in the Plan and this Agreement.

2.
Vesting Start Date. January 1, 2023

3.
Vesting and Settlement of PSUs.

(a)
Performance Goals. Subject to the terms and conditions set forth in the Plan and this Agreement, PSUs are eligible for vesting based on the achievement (if any) of the following targets (the “Performance Goals”) for the period from [●] through [●] (the “Performance Period”):

[Description of Performance Goals]

(b)
Determination of Vested PSUs. PSUs will be treated as vested only as of the date the Committee determines the level of achievement of the Performance Goals for the Performance Period (the date of such determination, a “Vesting Date”), subject to the Participant’s continued Service through the Vesting Date.

(c)
Settlement of Vested PSUs. Subject to the terms of this Agreement, the Company will deliver to the Participant within sixty (60) days following the Vesting Date, but in no event later than March 15th of the calendar year following the Vesting Date that number of shares of Common Stock equal to the aggregate number of PSUs that the Committee determines have vested (rounded up to the nearest whole PSU and reduced by any shares of Common Stock sold or withheld to satisfy tax withholding requirements). No fractional shares of Common Stock shall be delivered. The Company may deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares of Common Stock to be issued in respect of the PSUs, registered in the name of the Participant.
(d)
Change of Control. In the event of a Change in Control, all then outstanding unvested PSUs will become fully vested and paid out within thirty (30) days of such Change in Control; provided that such Change in Control constitutes a “change in control event” to the extent necessary to comply with, or be exempt from, Section 409A of the Code.
4.
Termination of Service. Upon a termination of the Participant’s Service for any reason or no reason, any then unvested PSUs as of such termination date will be forfeited immediately, automatically and without consideration. The Participant will have no further rights, and the Company will have no further obligations to the Participant, with respect to such unvested, forfeited PSUs. The PSUs and the shares of Common Stock (and any resulting proceeds) will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan and Section 9(c) of this Agreement.

For purposes of this Agreement, termination of the Participant’s Service will be considered to occur as of the date the Participant is no longer actively providing services to the Company, or, if different, the Subsidiary that employs the Participant or for which the Participant otherwise provides services (the “Service Recipient”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or service agreement, if any). Unless otherwise determined by the Committee, the Participant’s right to vest in the PSUs, if any, will cease as of this date and will not be extended by any notice period (e.g., the Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or otherwise providing services, or the terms of the Participant’s employment or service agreement, if any). The Company will have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs (including whether the Participant may still be considered to be actively providing services while on leave of absence).

5.
Tax Withholding Requirements.

(a)
The Participant is ultimately responsible for all taxes owed in connection with the PSUs (e.g., upon vesting and/or upon receipt of any shares of Common Stock thereunder), including any U.S. or non-U.S. federal, state or local taxes of any kind required by law, including income tax, social insurance, FICA, payroll tax, fringe benefits tax, payment on account and all other tax items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Service Recipient in its discretion to be an appropriate charge to the Participant even if legally applicable to the Company or the Service Recipient (the “Tax-Related Items”), regardless of any action the Company or any Subsidiary takes with respect to any such Tax-Related Items. The Company shall have the right to deduct or withhold from any shares of Common Stock deliverable under this Agreement, or in its discretion to require the Participant to remit to the Company, the amounts necessary to satisfy all of the Tax-Related Items required to be withheld in connection with the settlement of the PSUs. Notwithstanding the foregoing, the Participant authorizes the Company to facilitate open market sales of shares of Common Stock under the PSUs to generate proceeds to satisfy all required tax withholding obligations (which sales shall be made automatically on the Participant’s behalf without further consent required of the Participant, and any proceeds received in connection therewith will be reduced by all applicable broker fees and commissions incurred in effecting such sales).

(b)
The Participant agrees to make adequate arrangements satisfactory to the Company and/or a Subsidiary, as applicable, prior to any relevant taxable or tax withholding event, as applicable, to satisfy any applicable tax withholding obligation related to Tax-Related Items. The Company has no obligation to issue shares pursuant to vested PSUs until the Participant has satisfied any tax withholding obligations related to the Tax-Related Items in a manner acceptable to the Company.
The Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock, or if not refunded, the Participant may seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Subsidiary to whom the Participant provides services.
(c)
The Participant acknowledges that the Company and any Subsidiary to whom the Participant provides services (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including but not limited to, the grant, the vesting, the issuance of shares of

Common Stock upon vesting, the subsequent sale of the shares acquired pursuant to the PSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, the Participant acknowledges that if the Participant is subject to tax in more than one jurisdiction, the Company and/or a Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the Award, the Participant agrees that the Participant will be deemed to have waived any claims against the Company with respect to any tax consequences related to the PSUs.
6.
Compliance with Securities Laws. The Participant acknowledges, understands and agrees that:

(a)
the Participant has been furnished with a copy of the Plan and the Form S-8 plan summary for the Plan;

(b)
notwithstanding any other provision of this Agreement, shares of Common Stock will not be issued upon PSU vesting unless the shares issuable are registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The PSUs and the issuance of any shares of Common Stock thereunder also must comply with all other applicable laws and regulations governing the PSUs and the shares issuable thereunder, including any U.S. and non-U.S. state, federal, and local applicable laws, and the Participant will not receive shares if the Company determines that such receipt would not be in material compliance with such applicable laws;

(c)
the Participant understands that the Company is under no obligation to register or qualify the PSUs or the shares of Common Stock issuable upon vesting of the PSUs with the U.S. Securities and Exchange Commission or any state or foreign securities commission (or maintain any such registration or qualification if made) or to seek approval or clearance from any governmental authority for the issuance or sale of such shares of Common Stock. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares will relieve the Company of any liability in respect of the failure to issue or sell the shares as to which such requisite authority is not obtained. Further, the Participant agrees that the Company will have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock;

(d) the Participant understands that the Company has no obligation to the Participant to maintain any registration of the shares of Common Stock with the U.S. Securities and Exchange Commission and has not represented to the Participant that it will so maintain registration of the shares of Common Stock. Sales of shares of Common Stock are also subject to compliance with other laws and regulations, including, but not limited to, U.S. and non-U.S. securities, exchange control, insider trading and market abuse laws, and with the Company’s insider trading policy; and

(e) if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Participant understands that resales of shares of Common Stock under Rule 144 will not be available under current law unless (i) a public trading market then exists for the shares of Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with, including that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

7.
Nature of Grant.

By accepting the Award, the Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(c)
all decisions with respect to future PSU grants or other grants, if any, will be at the sole discretion of the Company;
(d)
the Participant is voluntarily participating in the Plan;
(e)
the PSUs and the Shares underlying the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)
the PSUs and the Shares underlying the PSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;
(g)
the future value of the shares underlying the PSUs is unknown, indeterminable and cannot be predicted with certainty; and
(h)
no claim or entitlement to compensation or damages will arise from forfeiture of the PSUs resulting from (a) the Participant’s termination of Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any) or (b) the application of Section 13(c) of this Agreement or any compensation recovery or clawback policies adopted by the Company.
8.
Miscellaneous Provisions.

(a)
Rights of a Stockholder. Prior to settlement of the PSUs in shares of Common Stock, neither the Participant nor the Participant’s representatives will have any rights as a stockholder of the Company with respect to any shares of Common Stock underlying the PSUs, including the right to receive any dividends or dividend equivalents on the PSUs.

(b)
Transfer Restrictions. PSUs may not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law, during the Participant’s lifetime. The shares of Common Stock delivered hereunder shall be subject to such restrictions as the Company may deem advisable under the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, NASDAQ or any stock exchange upon which such shares of Common Stock are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Company may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)
Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 14.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time, including after the Date of Grant, that applies to the Participant and/or made applicable by law, including under the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the U.S. Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(d)
Adjustments. If there is any change with respect to the Company’s outstanding shares of Common Stock contemplated by Section 4.5 of the Plan prior to delivery of shares under the PSUs, the PSUs may be adjusted in accordance with Section 4.5 of the Plan.

(e)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
(f)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of shares of Common Stock underlying the PSUs. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
(g)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)
Amendment. Except as otherwise provided in the Plan and this Agreement, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(j)
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any shares of Common Stock acquired under the Plan to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(k)
No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
(l)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(m)
Section 409A. The Company intends that the PSUs will be exempt from, or comply with, the requirements of Section 409A of the Code; provided, however, that the Company makes no representations that the PSUs will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the PSUs.

(n)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(o)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(p)
Acceptance. The Participant has read and understands the terms and provisions of the Plan and this Agreement and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

Form Employee PSU Award Agreement Ex. 10.3

IN WITNESS WHEREOF, the Company and the Participant have executed this Performance Stock Unit Award Agreement as of the Date of Grant. The Participant acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between the Participant and the Company and any Subsidiary regarding the PSUs and supersede all prior oral and written agreements on the subject.

PARTICIPANT LEAFLY HOLDINGS, INC.

_________________________________ By: ______________________________

Date:_____________________________ Date: _____________________________

[Signature Page – PSU Award Agreement]